Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cortexyme, Inc.

South San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-238851) and Form S-8 (Nos. 333-253743, 333-237199 and 333-231307) of Cortexyme, Inc. of our reports dated March 1, 2022, relating to the consolidated financial statements, and the effectiveness of Cortexyme, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

March 1, 2022